Exhibit 99.1

red violet Announces Second Quarter 2023 Financial Results

Second Quarter Revenue Increased 17% to $14.7 Million, Generated EPS of $0.10

BOCA RATON, Fla. – August 7, 2023 – Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced financial results for the quarter ended June 30, 2023.

“We are pleased with our second quarter results, further highlighting our ability to drive both top-line growth and profitability," stated Derek Dubner, red violet’s CEO. “We are seeing continued strength in new customer onboarding, pipeline expansion from higher-tier prospects, and robust customer conversion at all levels. Our consistent revenue growth and increasing profitability, which are driven by our distinct ability to meet strong industrywide demand for innovative, accurate, and highly-scalable identity solutions, bolster our position as we enter the back half of the year.”

Second Quarter Financial Results

For the three months ended June 30, 2023, as compared to the three months ended June 30, 2022:

•
Total revenue increased 17% to $14.7 million.
•
Gross profit increased 18% to $9.4 million. Gross margin remained consistent at 64%.
•
Adjusted gross profit increased 19% to $11.4 million. Adjusted gross margin increased to 78% from 77%.
•
Net income was $1.4 million, compared to a net loss of $0.2 million, which resulted in earnings of $0.10 per basic and diluted share. Net income margin increased to 9% from a net loss margin of (2%).
•
Adjusted EBITDA increased 58% to $4.6 million. Adjusted EBITDA margin increased to 32% from 23%.
•
Net cash from operating activities increased 40% to $3.5 million.
•
Cash and cash equivalents were $31.4 million as of June 30, 2023.

Second Quarter and Recent Business Highlights

•
Added 241 customers to IDI™ during the second quarter, ending the quarter with 7,497 customers.
•
Added 15,189 users to FOREWARN® during the second quarter, ending the quarter with 146,537 users. Over 285 REALTOR® Associations throughout the U.S. are now contracted to use FOREWARN.
•
Purchased 55,018 shares of the Company’s common stock during the six months ended June 30, 2023, at an average price of $17.04 per share pursuant to the Company’s $5.0 million Stock Repurchase Program that was authorized on May 2, 2022. The Company has $3.2 million remaining under the Stock Repurchase Program.

Conference Call

In conjunction with this release, red violet will host a conference call and webcast today at 4:30pm ET to discuss its quarterly and full year results and provide a business update. Please click here to pre-register for the conference call and obtain your dial in number and passcode. To access the live audio webcast, visit the Investors section of the red violet website at www.redviolet.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following the completion of the conference call, an archived webcast of the conference call will be available on the Investors section of the red violet website at www.redviolet.com.

About red violet®

At red violet, we build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets and their interrelationships. These solutions are used for purposes including risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our intelligent platform, CORE™, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. Our solutions are used today to enable frictionless commerce, to ensure safety, and to reduce fraud and the concomitant expense borne by society. For more information, please visit www.redviolet.com.

Company Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com

Investor Relations Contacts:

Steven Hooser/Phillip Kupper
Three Part Advisors
214-872-2710
ir@redviolet.com

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross margin and free cash flow ("FCF"). Adjusted EBITDA is a financial measure equal to net income (loss), the most directly comparable financial measure based on US GAAP, excluding interest income, net, income tax expense, depreciation and amortization, share-based compensation expense, litigation costs, and write-off of long-lived assets and others. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue. We define FCF as net cash provided by operating activities reduced by purchase of property and equipment and capitalized costs included in intangible assets.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether we will be able to use our distinct ability to meet strong industrywide demand for innovative, accurate, and highly-scalable identity solutions to bolster our position as we enter the back half of the year. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2022 filed on March 8, 2023, as may be supplemented or amended by the Company's other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RED VIOLET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	June 30, 2023	December 31, 2022
ASSETS:
Current assets:
Cash and cash equivalents	$31,368	$31,810
Accounts receivable, net of allowance for doubtful accounts of $86 and $60 as of June 30, 2023 and December 31, 2022, respectively	6,556	5,535
Prepaid expenses and other current assets	1,325	771
Total current assets	39,249	38,116
Property and equipment, net	640	709
Intangible assets, net	33,175	31,647
Goodwill	5,227	5,227
Right-of-use assets	821	1,114
Other noncurrent assets	765	601
Total assets	$79,877	$77,414
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$1,694	$2,229
Accrued expenses and other current liabilities	424	1,845
Current portion of operating lease liabilities	731	692
Deferred revenue	627	670
Total current liabilities	3,476	5,436
Noncurrent operating lease liabilities	222	598
Deferred tax liabilities	411	287
Total liabilities	4,109	6,321
Shareholders' equity:
Preferred stock—$0.001 par value, 10,000,000 shares authorized, and 0 shares issued and outstanding, as of June 30, 2023 and December 31, 2022	-	-
Common stock—$0.001 par value, 200,000,000 shares authorized, 13,911,691 and 13,956,404 shares issued, and 13,908,953 and 13,956,404 shares outstanding, as of June 30, 2023 and December 31, 2022	14	14
Treasury stock, at cost, 2,738 and 0 shares as of June 30, 2023 and December 31, 2022	(52)	-
Additional paid-in capital	95,104	92,481
Accumulated deficit	(19,298)	(21,402)
Total shareholders' equity	75,768	71,093
Total liabilities and shareholders' equity	$79,877	$77,414

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$14,680	$12,494	$29,306	$25,223
Costs and expenses(1):
Cost of revenue (exclusive of depreciation and amortization)	3,240	2,920	6,419	6,090
Sales and marketing expenses	3,078	2,822	6,967	5,213
General and administrative expenses	5,075	5,300	10,316	10,653
Depreciation and amortization	2,054	1,613	3,970	3,147
Total costs and expenses	13,447	12,655	27,672	25,103
Income (loss) from operations	1,233	(161)	1,634	120
Interest income, net	315	-	601	1
Income (loss) before income taxes	1,548	(161)	2,235	121
Income tax expense	160	44	131	219
Net income (loss)	$1,388	$(205)	$2,104	$(98)
Earnings (loss) per share:
Basic	$0.10	$(0.01)	$0.15	$(0.01)
Diluted	$0.10	$(0.01)	$0.15	$(0.01)
Weighted average number of shares outstanding:
Basic	13,961,862	13,776,479	13,979,411	13,660,686
Diluted	14,172,024	13,776,479	14,180,614	13,660,686

(1) Share-based compensation expense in each category:
Sales and marketing expenses	$125	$108	$232	$155
General and administrative expenses	1,180	1,298	2,457	2,638
Total	$1,305	$1,406	$2,689	$2,793

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,104	$(98)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,970	3,147
Share-based compensation expense	2,689	2,793
Write-off of long-lived assets	3	3
Provision for bad debts	789	61
Noncash lease expenses	293	267
Deferred income tax expense	124	197
Changes in assets and liabilities:
Accounts receivable	(1,810)	(482)
Prepaid expenses and other current assets	(554)	(354)
Other noncurrent assets	(164)	-
Accounts payable	(535)	(157)
Accrued expenses and other current liabilities	(1,451)	97
Deferred revenue	(43)	(219)
Operating lease liabilities	(337)	(300)
Net cash provided by operating activities	5,078	4,955
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(51)	(221)
Capitalized costs included in intangible assets	(4,509)	(3,893)
Net cash used in investing activities	(4,560)	(4,114)
CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vesting of restricted stock units	(50)	(2,771)
Repurchases of common stock	(910)	-
Net cash used in financing activities	(960)	(2,771)
Net decrease in cash and cash equivalents	$(442)	$(1,930)
Cash and cash equivalents at beginning of period	31,810	34,258
Cash and cash equivalents at end of period	$31,368	$32,328
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$22	$-
Share-based compensation capitalized in intangible assets	$872	$723
Retirement of treasury stock	$938	$2,771

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross margin and FCF. Adjusted EBITDA is a financial measure equal to net income (loss), the most directly comparable financial measure based on GAAP, excluding interest income, net, income tax expense, depreciation and amortization, share-based compensation expense, litigation costs, and write-off of long-lived assets and others, as noted in the tables below. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue. We define FCF as net cash provided by operating activities reduced by purchase of property and equipment and capitalized costs included in intangible assets.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022
Net income (loss)	$1,388	$(205)	$2,104	$(98)
Interest income, net	(315)	-	(601)	(1)
Income tax expense	160	44	131	219
Depreciation and amortization	2,054	1,613	3,970	3,147
Share-based compensation expense	1,305	1,406	2,689	2,793
Litigation costs	45	76	48	91
Write-off of long-lived assets and others	-	-	2	3
Adjusted EBITDA	$4,637	$2,934	$8,343	$6,154
Revenue	$14,680	$12,494	$29,306	$25,223

Net income (loss) margin	9%	(2%)	7%	(0%)
Adjusted EBITDA margin	32%	23%	28%	24%

The following is a reconciliation of gross profit, the most directly comparable GAAP financial measure, to adjusted gross profit:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022
Revenue	$14,680	$12,494	$29,306	$25,223
Cost of revenue (exclusive of depreciation and amortization)	(3,240)	(2,920)	(6,419)	(6,090)
Depreciation and amortization of intangible assets	(1,995)	(1,551)	(3,853)	(3,023)
Gross profit	9,445	8,023	19,034	16,110
Depreciation and amortization of intangible assets	1,995	1,551	3,853	3,023
Adjusted gross profit	$11,440	$9,574	$22,887	$19,133

Gross margin	64%	64%	65%	64%
Adjusted gross margin	78%	77%	78%	76%

The following is a reconciliation of net cash provided by operating activities, the most directly comparable US GAAP measure, to FCF:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$3,547	$2,525	$5,078	$4,955
Less:
Purchase of property and equipment	(7)	(108)	(51)	(221)
Capitalized costs included in intangible assets	(2,236)	(2,099)	(4,509)	(3,893)
Free cash flow	$1,304	$318	$518	$841

In order to assist readers of our condensed consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, we present non-GAAP measures of adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross margin and FCF as supplemental measures of our operating performance. We believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance and operating strength of our business.

We believe adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross margin and FCF are relevant and provide useful information frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. We believe adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other non-recurring items, providing useful comparisons versus prior periods or forecasts. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of revenue. Our adjusted gross profit is a measure used by management in evaluating the business’ current operating performance by excluding the impact of prior historical costs of assets that are expensed systematically and allocated over the estimated useful lives of the assets, which may not be indicative of the current operating activity. Our adjusted gross profit is calculated by using revenue, less cost of revenue (exclusive of depreciation and amortization). We believe adjusted gross profit provides useful information to our investors by eliminating the impact of non-cash depreciation and amortization, and specifically the amortization of software developed for internal use, providing a baseline of our core operating results that allow for analyzing trends in our underlying business consistently over multiple periods. Adjusted gross margin is calculated as adjusted gross profit as a percentage of revenue. We believe FCF is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business. FCF is a measure used by management to understand and evaluate the business’s operating performance and trends over time. FCF is calculated by using net cash provided by operating activities, less purchase of property and equipment and capitalized costs included in intangible assets.

Adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross margin and FCF are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, financial measures presented in accordance with US GAAP. In addition, FCF is not intended to represent our residual cash flow available for discretionary expenses and is not necessarily a measure of our ability to fund our cash needs. The way we measure adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross margin and FCF may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

SUPPLEMENTAL METRICS

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. These supplemental metrics are not necessarily derived from any underlying financial statement amounts. We believe these supplemental metrics help investors understand trends within our business and evaluate the performance of such trends quickly and effectively. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.

We intend to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or changes, and such changes could be material.

	(Unaudited)
(Dollars in thousands)	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
Customer metrics
IDI - billable customers(1)	6,314	6,548	6,592	6,817	6,873	7,021	7,256	7,497
FOREWARN - users(2)	74,377	82,419	91,490	101,261	110,051	116,960	131,348	146,537
Revenue metrics
Contractual revenue %(3)	80%	79%	77%	80%	68%	77%	75%	79%
Gross revenue retention %(4)	95%	96%	97%	95%	94%	95%	94%	94%
Revenue from new customers(5)	$876	$920	$1,014	$805	$2,016	$1,216	$1,869	$1,147
Base revenue from existing customers(6)	$9,187	$9,114	$9,721	$10,164	$10,839	$10,574	$11,121	$11,707
Growth revenue from existing customers(7)	$1,605	$1,224	$1,994	$1,525	$2,171	$1,279	$1,636	$1,826
Other metrics
Employees - sales and marketing	49	54	59	57	64	68	61	63
Employees - support	10	10	10	9	10	10	10	9
Employees - infrastructure	16	18	23	25	25	28	27	26
Employees - engineering	35	37	50	52	52	54	47	47
Employees - administration	20	22	26	27	26	27	25	25

(1)
We define a billable customer of IDI as a single entity that generated revenue in the last three months of the period. Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions, however, we count the entire organization as a discrete customer.
(2)
We define a user of FOREWARN as a unique person that has a subscription to use the FOREWARN service as of the last day of the period. A unique person can only have one user account.
(3)
Contractual revenue % represents revenue generated from customers pursuant to pricing contracts containing a monthly fee and any additional overage divided by total revenue. Pricing contracts are generally annual contracts or longer, with auto renewal.
(4)
Gross revenue retention is defined as the revenue retained from existing customers, net of reinstated revenue, and excluding expansion revenue. Revenue is measured once a customer has generated revenue for six consecutive months. Revenue is considered lost when all revenue from a customer ceases for three consecutive months; revenue generated by a customer after the three-month loss period is defined as reinstated revenue. Gross revenue retention percentage is calculated on a trailing twelve-month basis. The numerator of which is revenue lost during the period due to attrition, net of reinstated revenue, and the denominator of which is total revenue based on an average of total revenue at the beginning of each month during the period, with the quotient subtracted from one. Prior to Q1’22, FOREWARN revenue was excluded from our gross revenue retention calculation. Beginning Q4’22, our gross revenue retention calculation excludes revenue from idiVERIFIED, which is purely transactional and currently represents less than 3% of total revenue.
(5)
Revenue from new customers represents the total monthly revenue generated from new customers in a given period. A customer is defined as a new customer during the first six months of revenue generation.
(6)
Base revenue from existing customers represents the total monthly revenue generated from existing customers in a given period that does not exceed the customers' trailing six-month average revenue. A customer is defined as an existing customer six months after their initial month of revenue.
(7)
Growth revenue from existing customers represents the total monthly revenue generated from existing customers in a given period in excess of the customers' trailing six-month average revenue.